                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A
                                AMENDMENT NO. 1


                                 CURRENT REPORT


Filed Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported)  November 27, 1996
                                                       --------------------




                            LIFEQUEST MEDICAL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




         Delaware                         0-20532               74-2559866
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission File Number)  (I.R.S. Employer
    of incorporation)                                       Identification No.)



9601 McAllister Freeway, Suite 1120, San Antonio, Texas               78216
--------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code            (210) 366-2100
                                                            ----------------




                                 Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)   Financial Statements of Businesses Acquired.

                Klein Medical, Inc.

                                                                                                    Page
                                                                                                    Number
                                                                                                    ------
                1.   Report of Independent Public Accountants                                         3

                2.   Balance Sheets as of December 31, 1995, and September 30, 1996 (Unaudited)
                                                                                                      4

                3.   Statements of Operations for the Year Ended December 31, 1995, and the
                     Nine Months Ended September 30, 1996 (Unaudited)                                 5

                4.   Statements of Stockholders' Equity for the Year Ended December 31, 1995,
                     and the Nine Months Ended September 30, 1996 (Unaudited)                         6

                5.   Statements of Cash Flows for the Year Ended December 31, 1995, and the
                     Nine Months Ended September 30, 1996 (Unaudited)                                 7

                6.   Notes to Financial Statements                                                    8


          (b)   Pro Forma Financial Information.


                1.   Pro Forma Financial Statements Introduction                                     12

                2.   Pro Forma Condensed Balance Sheet as of December 31, 1995,
                     and September 30, 1996 (Unaudited)                                            13-14

                3.   Pro Forma Condensed Statement of Operations for the Year
                     Ended December 31, 1995, and the Nine Months Ended
                     September 30, 1996 (Unaudited)                                                15-16

                4.   Notes to Pro Forma Condensed Financial Statements                               17

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders of
LifeQuest Medical, Inc.:

We have audited the accompanying balance sheet of Klein Medical, Inc. (a Texas corporation), as of December 31, 1995, and the related statements of operations, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Klein Medical, Inc., as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                        /S/ ARTHUR ANDERSEN LLP



San Antonio, Texas
January 21, 1997

                              KLEIN MEDICAL, INC.


                                 BALANCE SHEETS


                                                               December 31, September 30,
                       ASSETS                                     1995         1996
                                                              ------------ -------------
                                                                           (Unaudited)
CURRENT ASSETS:
   Cash                                                        $   8,150    $  41,512
   Accounts receivable, net                                      273,719      394,287
   Account receivable from related party                           2,726         --
   Inventory                                                     225,247      327,208
                                                               ---------    ---------

                   Total current assets                          509,842      763,007
                                                               ---------    ---------

PROPERTY AND EQUIPMENT:
   Property and equipment                                        129,456      138,323
     Less- Accumulated depreciation                              (41,026)     (62,026)
                                                               ---------    ---------


                   Total property and equipment                   88,430       76,297
                                                               ---------    ---------


                   Total assets                                $ 598,272    $ 839,304
                                                               =========    =========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Current portion-
     Long-term debt                                            $   4,066    $   3,290
     Capital lease obligations                                     2,078        2,742
   Accounts payable                                              346,023      467,083
   Accounts payable, related party                                  --            481
   Accrued expenses                                               25,417       27,400
                                                               ---------    ---------


                   Total current liabilities                     377,584      500,996

LONG-TERM DEBT, less current portion                              13,578       10,603

CAPITAL LEASE OBLIGATIONS, less current portion                    2,205         --
                                                               ---------    ---------


                   Total liabilities                             393,367      511,599
                                                               ---------    ---------

STOCKHOLDER'S EQUITY:
   Common stock, $1 par value; 1,000 shares authorized;
     1,000 shares issued and outstanding                           1,000        1,000
   Retained earnings                                             203,905      326,705
                                                               ---------    ---------


                   Total stockholder's equity                    204,905      327,705
                                                               ---------    ---------


                   Total liabilities and stockholder's equity  $ 598,272    $ 839,304
                                                               =========    =========




       The accompanying notes are an integral part of these statements.

                              KLEIN MEDICAL, INC.


                            STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                           AND THE NINE MONTHS ENDED

                         SEPTEMBER 30, 1996 (UNAUDITED)


                                                     For the    For the Nine
                                                   Year Ended   Months Ended
                                                   December 31, September 30,
                                                      1995         1996
                                                   ----------   ----------
                                                                (Unaudited)
REVENUE:
   Net sales                                       $2,750,858   $2,229,277
                                                   ----------   ----------

COSTS AND EXPENSES:
   Cost of sales                                    2,196,876    1,776,669
   Selling, general and administrative                532,911      307,603
   Interest                                               466        1,205
   Depreciation                                        17,575       21,000
                                                   ----------   ----------


                                                    2,747,828    2,106,477
                                                   ----------   ----------

NET INCOME BEFORE INCOME TAXES                          3,030      122,800
                                                   ----------   ----------

INCOME TAXES                                             --           --
                                                   ----------   ----------

NET INCOME                                         $    3,030   $  122,800
                                                   ==========   ==========

NET INCOME PER SHARE OF COMMON STOCK               $     3.03   $   122.80
                                                   ==========   ==========




       The accompanying notes are an integral part of these statements.

                              KLEIN MEDICAL, INC.


                       STATEMENTS OF STOCKHOLDER'S EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                           AND THE NINE MONTHS ENDED

                         SEPTEMBER 30, 1996 (UNAUDITED)


                                                                                    Total
                                                   Common Stock      Retained   Stockholders'
                                                  Shares    Amount    Earnings     Equity
                                                  ------    ------    --------  ------------
BALANCE, December 31, 1994                         1,000   $  1,000   $200,875   $201,875
   Net income                                       --         --        3,030      3,030
                                                   -----   --------   --------   --------
BALANCE, December 31, 1995                         1,000      1,000    203,905    204,905

Net income (Unaudited)                              --         --      122,800    122,800
                                                   -----   --------   --------   --------
BALANCE, September 30, 1996 (Unaudited)            1,000   $  1,000   $326,705   $327,705
                                                   =====   ========   ========   ========





       The accompanying notes are an integral part of these statements.

                              KLEIN MEDICAL, INC.

                            STATEMENTS OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                           AND THE NINE MONTHS ENDED

                         SEPTEMBER 30, 1996 (UNAUDITED)

                                                                           For the      For the Nine
                                                                          Year Ended   Months Ended
                                                                          December 31,   September 30,
                                                                             1995          1996
                                                                         ------------  --------------
                                                                                        (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                              $   3,030    $ 122,800
   Adjustments to reconcile net income to net cash provided by operating activities-
       Depreciation                                                           17,575       21,000
       Gain on disposal of fixed assets                                       (1,332)
       (Increase) decrease in current assets-
         Accounts receivable                                                   6,150     (120,568)
         Account receivable, related party                                      (752)       2,726
         Inventory                                                          (119,095)    (101,961)
       Increase (decrease) in current liabilities-
         Accounts payable                                                    173,317      121,060
         Accrued expenses                                                    (74,245)       1,983
         Accounts payable, related party                                        --            481
                                                                           ---------    ---------


             Net cash provided by operating activities                         4,648       47,521
                                                                           ---------    ---------


CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                       (54,219)      (8,867)
   Proceeds from dispositions of property and equipment                        9,018         --
                                                                           ---------    ---------


             Net cash used in investing activities                           (45,201)      (8,867)
                                                                           ---------    ---------


CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from loan                                                         16,919         --
   Repayments on notes payable to a bank                                      (4,400)      (3,751)
   Principal payments on capital leases                                       (1,904)      (1,541)
                                                                           ---------    ---------


             Net cash provided by (used in) financing activities              10,615       (5,292)
                                                                           ---------    ---------


NET (DECREASE) INCREASE IN CASH                                              (29,938)      33,362


CASH, beginning of period                                                     38,088        8,150
                                                                           ---------    ---------


CASH, end of period                                                        $   8,150    $  41,512
                                                                           =========    =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the year for income taxes                              $    --      $    --
                                                                           =========    =========


   Cash paid during the year for interest                                  $     466    $   1,205
                                                                           =========    =========


       The accompanying notes are an integral part of these statements.

                              KLEIN MEDICAL, INC.


                         NOTES TO FINANCIAL STATEMENTS

             DECEMBER 31, 1995, AND SEPTEMBER 30, 1996 (UNAUDITED)



1.   BUSINESS:

Klein Medical, Inc. (the Company), was incorporated December 28, 1992, under the laws of the State of Texas. The Company distributes and markets instruments used in minimally invasive surgical procedures. The Company primarily distributes these products in Texas, New Mexico and Tennessee.

In November 1996, the Company was merged with and into Klein Medical Acquisition Co., a subsidiary of LifeQuest Medical, Inc. The surviving corporation to this merger took the name of Klein Medical, Inc. (Klein). See
Note 7.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Revenue Recognition

Operating revenues are recognized upon the shipment of products to the customer.

Inventory

Inventory consists of finished goods which are stated at the lower of cost (determined on a first-in, first-out basis) or market.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided utilizing straight-line and accelerated methods over the estimated useful lives of the respective assets primarily over five years.

Additions and improvements that extend the useful life of the asset are capitalized. Repairs and maintenance expenditures are charged to expense as incurred. Upon sales or retirement of property and equipment, the related cost and accumulated depreciation are eliminated from the accounts and the resulting gain or loss is recorded.

Provision For Income Taxes

The Company was a subchapter S-corporation for income tax purposes and, therefore, did not pay any U.S. federal income taxes.

Earnings Per Share

There are no dilutive common stock equivalents outstanding and the weighted average number of common shares used in computing earnings per share is 1,000 shares.

Impact of Recently Issued Accounting Standards

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 (SFAS No. 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted SFAS No. 121 in the first quarter of 1996. The adoption of SFAS No. 121 did not have a material effect on the Company's financial position or results of operations.

In accordance with SFAS No. 121, the Company reviews the carrying amount of its property and equipment and related depreciation on an annual basis for impairment by reviewing undiscounted cash flow projections. Impairment loss is recognized based upon the amount that the carrying amount of the assets exceed fair value. Fair value is determined based upon the present value of estimated expected future cash flows using a discount rate commensurate with the risks involved. Based on its review, the Company believes no impairment has occurred.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.   CONCENTRATION OF RISK:

Credit Risk

The Company's accounts receivable are from various hospitals, clinics and practicing surgeons. Based on the Company's evaluation of the collectibility of these accounts receivable, approximately $6,984 in bad debt expense was recognized in 1995 and $0 for the nine months ended September 30, 1996. The allowance for doubtful accounts totaled $6,984 at December 31, 1995, and September 30, 1996. The Company's management believes that the remainder of the receivables outstanding are collectible and, thus, believes the Company's exposure to credit risk related to the remaining accounts receivable is minimized. The Company's accounts receivable are generally not collateralized.

Supplier

The Company had two suppliers which accounted for 42 percent and 39 percent of purchases for the year ended December 31, 1995, and 40 percent and 35 percent for the nine months ended September 30, 1996. See Note 7.

4.   RELATED-PARTY TRANSACTIONS:

At December 31, 1995, the Company advanced $2,726 to the sole stockholder. No interest was accrued on this balance. As of September 30, 1996, this balance had been repaid. At September 30, 1996, the Company owed the sole stockholder $481.

5.   LONG-TERM DEBT:

The Company had the following notes payable at December 31, 1995, and September 30, 1996:

                                                                            December 31,       September 30,
                                                                               1995               1996
                                                                             ---------          ---------
                                                                                               (Unaudited)
Secured note payable for a vehicle loan, bearing interest at
   6.9 percent, principal and interest due monthly.  This note was
   paid in full subsequent to December 31, 1995                              $     725          $    --

Secured note payable for a vehicle loan, bearing interest at 8.75 percent, principal and interest due monthly with a maturity
   date of February 9, 2000                                                     16,919             13,893
                                                                             ---------          ---------
                         Total notes payable                                    17,644             13,893

Less- Current portion                                                            4,066              3,290
                                                                             ---------          ---------
                                                                             $  13,578          $  10,603
                                                                             =========          =========



The carrying amount of the debt approximates the fair value of the debt. This determination is based on management's estimate of the fair value at which such instruments could be sold or obtained in an unrelated third-party transaction.

6.   LEASES:

The Company has financed the acquisition of certain office equipment through the use of a commercial lease arrangement. The lease is secured by the related equipment.

Included in property and equipment in the accompanying balance sheet are the following assets held under capital leases:

                                               December 31,  September 30,
                                                  1995         1996
                                                ---------    ---------
                                                            (Unaudited)
Equipment                                       $   6,638    $   6,638
   Less- Accumulated depreciation                  (2,765)      (3,896)
                                                ---------    ---------


         Assets held under capital lease, net   $   3,873    $   2,742
                                                =========    =========


The lease expires October 1997 and requires monthly payments of approximately $198.

Minimum future lease payments under capital leases expiring subsequent to December 31, 1995, are:

Year ending December 31-
   1996                                                                  $  2,371
   1997                                                                     2,303
                                                                         --------
     Total minimum lease payments                                           4,674


Less- Amount representing interest                                           (391)


     Present value of net minimum lease payments                         $  4,283
                                                                         ========

Minimum future lease payments under capital leases expiring subsequent to September 30, 1996, are:

Period ending September 30-
   1997                                                          $ 2,371
   1998                                                              525
                                                                 -------
Total minimum lease payments                                       2,896

Less- Amount representing interest                                  (154)

Present value of net minimum lease payments                      $ 2,742
                                                                 =======



The Company's operating lease agreement for its facilities has expired. The Company has continued to lease the facilities on a month-to-month basis. Rent expense totaled approximately $20,000 for the year ended December 31, 1995, and approximately $15,000 for the nine months ended September 30, 1996.

7.   SUBSEQUENT EVENTS:

In November 1996, the Company was merged with and into Klein Medical Acquisition Co., a subsidiary of LifeQuest Medical, Inc. (LifeQuest). The surviving corporation to this merger took the name of Klein Medical, Inc. The merger was accomplished through exchanging all of the outstanding stock of the Company for 600,000 shares of LifeQuest common stock. The transaction was recorded using the pooling-of-interests method of accounting.

The merger agreement also provides a compensation agreement with the sole stockholder of the Company to act as chief executive officer and president of the surviving corporation, Klein, through December 31, 1999. The agreement provides for base compensation of $125,000 per year, additional performance based compensation and participation in all employee benefits provided by LifeQuest. In addition, LifeQuest and the sole stockholder have entered into a nonqualified stock option agreement pursuant to which LifeQuest has granted to the sole stockholder nonqualified stock options to receive up to 60,000 shares of common stock, $.001 par value, of LifeQuest as specified in the agreement.

Effective January 1, 1997, Klein entered into a settlement agreement with a supplier which accounted for 42 percent of purchases for the year ended December 31, 1995. The settlement agreement called for the termination of the distribution agreement dated October 6, 1994, between the Company and the supplier. Specifically, Klein and any affiliated companies are prohibited from selling, marketing or otherwise distributing certain of the suppliers' products or competing products within the territory covered by the original distribution agreement for a period of six months from January 1, 1997, to June 30, 1997. The supplier will pay to Klein the sum of $250,000 over this six-month period. Management does not believe this will significantly impact the financial position or results of operations.

                   LIFEQUEST MEDICAL, INC., AND SUBSIDIARIES

                    PRO FORMA CONDENSED FINANCIAL STATEMENTS

                                  INTRODUCTION



The following unaudited condensed financial statements include the accounts of LifeQuest Medical, Inc., and subsidiaries, a Delaware corporation (LifeQuest). All significant intercompany accounts and transactions have been eliminated in consolidation. The condensed financial statements of the Company have been adjusted to reflect the effects of the Company's merger of Klein Medical, Inc. (a Texas corporation), with and into Klein Medical Acquisition Co. (a Nevada corporation), a wholly owned subsidiary of LifeQuest. Klein Medical, Inc., was acquired through the issuance of 600,000 shares of LifeQuest common stock. The transaction was recorded using the pooling-of interests method of accounting. The merger was completed in November 1996.

The Klein Medical, Inc., column in the following condensed financial statements reflects the premerger balance sheet and income statement accounts.

The pro forma condensed financial statements have been adjusted to reflect the combining of the separate entities' stockholders' equities.

The pro forma condensed income statement does not include material nonrecurring charges which resulted directly from the merger and which will be included in the income of the Company within the 12 months succeeding the merger.

The pro forma financial statements do not include pro forma adjustments for income taxes due to the NOL carryforwards available to LifeQuest.

The pro forma condensed financial statements assume the above-described merger occurred as of January 1, 1995, for the condensed statements of operations and as of December 31, 1995, for the condensed balance sheet. Additionally, pro forma condensed statements are presented for the most recent interim period of September 30, 1996.

In the opinion of management, all adjustments necessary to present fairly the pro forma condensed financial statements have been made.

These pro forma condensed financial statements should be read in conjunction with the historical financial statements and notes thereto for the fiscal year ended December 31, 1995, included in the Company's Form 10-K and subsequently adjusted to reflect the pro forma effects of the pooling of G.M. Engineering, Inc., as reported in the Form 8-K/A dated April 22, 1996. The pro forma condensed statements of operations are not necessarily indicative of what actual results of operations would have been had the transactions occurred at the beginning of the respective periods nor do they purport to indicate the results of future operations of the Company.

                   LIFEQUEST MEDICAL, INC., AND SUBSIDIARIES


                       PRO FORMA CONDENSED BALANCE SHEET

                               DECEMBER 31, 1995

                                  (Unaudited)

                                                                                                    Pro Forma
                                                   LifeQuest                                         Balance
                                                   Medical,        Klein                             Sheet,
                                                  Inc., and       Medical,        Pro Forma        December 31,
                                                 Subsidiaries      Inc.          Adjustments          1995
                                                 ------------   ------------    --------------     ------------
                       ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                     $    317,915   $      8,150                       $    326,065
   Short-term investments                           4,817,221           --                            4,817,221
   Interest receivable                                 95,655           --                               95,655
   Accounts receivable                                100,395        276,445                            376,840
   Inventory                                           23,643        225,247                            248,890
   Other current assets                                98,968           --                               98,968
                                                 ------------   ------------                       ------------


    Total current assets                            5,453,797        509,842                          5,963,639
                                                 ------------   ------------                       ------------

PROPERTY AND EQUIPMENT, net                           227,314         88,430                            315,744
                                                 ------------   ------------                       ------------

INTANGIBLE ASSETS                                     427,273           --                              427,273
                                                 ------------   ------------                       ------------


    Total assets                                 $  6,108,384   $    598,272                       $  6,706,656
                                                 ------------   ------------                       ------------

                  LIABILITIES AND
                STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Current portion of long-term obligations      $    167,553   $      6,144                       $    173,697
   Accounts payable                                   432,510        346,023                            778,533
   Accrued expenses                                    32,730         25,417                             58,147
   Due to stockholder                                  27,599           --                               27,599
                                                 ------------   ------------                       ------------


    Total current liabilities                         660,392        377,584                          1,037,976
                                                 ------------   ------------                       ------------

LONG-TERM OBLIGATIONS, less current portion
                                                      228,451         15,783                            244,234
                                                 ------------   ------------                       ------------

MINORITY INTEREST                                     141,364           --                              141,364
                                                 ------------   ------------                       ------------

STOCKHOLDERS' EQUITY:
   Common stock                                         3,754          1,000        (400)(a)              4,354
   Additional paid-in capital                      17,640,456           --           400 (a)         17,640,856
   (Accumulated deficit) retained earnings        (12,566,033)       203,905                       ( 12,362,128)
                                                 ------------   ------------                       ------------

    Total stockholders' equity                      5,078,177        204,905                          5,283,082
                                                 ------------   ------------                       ------------

    Total liabilities and stockholders' equity   $  6,108,384   $    598,272                       $  6,706,656
                                                 ============   ============                       ============

                   LIFEQUEST MEDICAL, INC., AND SUBSIDIARIES

                       PRO FORMA CONDENSED BALANCE SHEET

                               SEPTEMBER 30, 1996

                                  (Unaudited)



                                                                                                                    Pro Forma
                                                           LifeQuest                                                 Balance
                                                           Medical,           Klein                                   Sheet,
                                                           Inc., and         Medical,         Pro Forma           September 30,
                                                         Subsidiaries          Inc.          Adjustments              1996
                                                       --------------       ---------        ------------        --------------
                       ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                           $      199,221       $  41,512                              $      240,733
   Short-term investments                                   3,406,733          -                                        3,406,733
   Interest receivable                                         93,800          -                                          125,318
   Accounts receivable                                        125,318         394,287                                     488,087
   Inventory                                                  156,889         327,208                                     484,097
   Other current assets                                        19,660          -                                           19,660
                                                       --------------       ---------                              --------------
    Total current assets                                    4,001,621         763,007                                   4,764,628
                                                       --------------       ---------                              --------------
PROPERTY AND EQUIPMENT, net                                   326,383          76,297                                     402,680
                                                       --------------       ---------                              --------------
INTANGIBLE ASSETS                                             427,273          -                                          427,273
                                                       --------------       ---------                              --------------
    Total assets                                       $    4,755,277       $ 839,304                              $    5,594,581
                                                       ==============       =========                              ==============

                  LIABILITIES AND
                STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Current portion of long-term obligations            $      707,894       $   6,032                              $      713,926
   Accounts payable                                            36,469         467,083                                     503,552
   Accrued expenses                                            17,296          27,400                                      44,696
   Due to stockholder                                          15,952             481                                      16,433
                                                       --------------       ---------                              --------------
    Total current liabilities                                 777,611         500,996                                   1,278,607
                                                       --------------       ---------                              --------------
LONG-TERM OBLIGATIONS, less current
   portion
                                                               -               10,603                                      10,603
                                                       --------------       ---------                              --------------
MINORITY INTEREST                                             125,447          -                                          125,447
                                                       --------------       ---------                              --------------
STOCKHOLDERS' EQUITY:
   Common stock                                                 3,793           1,000            (400)(a)                   4,393
   Additional paid-in capital                              17,671,359          -                  400 (a)              17,671,759
   (Accumulated deficit) retained earnings                (13,822,933)        326,705                                 (13,496,228)
                                                       --------------       ---------                              --------------
    Total stockholders' equity                              3,852,219         327,705                                   4,179,924
                                                       --------------       ---------                              --------------
    Total liabilities and stockholders' equity         $    4,755,277       $ 839,304                              $    5,594,581
                                                       ==============       =========                              ==============

                   LIFEQUEST MEDICAL, INC., AND SUBSIDIARIES

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                  (Unaudited)



                                                                                                                      Pro Forma
                                                           LifeQuest                                                 Statement of
                                                           Medical,             Klein                                Operations,
                                                           Inc., and          Medical,            Pro Forma          December 31,
                                                         Subsidiaries           Inc.             Adjustments             1995
                                                       -------------       ------------       ----------------     -------------
REVENUES:
   Sales, net of discounts                             $     935,320       $  2,750,858                            $   3,686,178
   Investment income                                         346,585             -                                       346,585
                                                       -------------       ------------                            -------------
              Total revenues                               1,281,905          2,750,858                                4,032,763
                                                       -------------       ------------                            -------------
COSTS AND EXPENSES:
   Cost of sales                                             729,604          2,196,876                                2,926,480
   Research and development                                  729,000             -                                       729,000
   Selling, general and administrative                     2,056,660            532,911                                2,589,571
   Interest                                                   49,563                466                                   50,029
   Depreciation                                              143,888             17,575                                  161,463
                                                       -------------       ------------                            -------------
              Total costs and expenses                     3,708,715          2,747,828                                6,456,543
                                                       -------------       ------------                            -------------
NET INCOME (LOSS) BEFORE MINORITY INTEREST,
   OTHER INCOME AND INCOME TAXES
                                                          (2,426,810)             3,030                               (2,423,780)
OTHER INCOME                                                    558              -                                           558

MINORITY INTEREST IN NET LOSS OF CONSOLIDATED
   SUBSIDIARY                                                138,751             -                                       138,751
                                                       -------------       ------------                            -------------
NET INCOME (LOSS) BEFORE INCOME
  TAXES                                                   (2,287,501)             3,030                               (2,284,471)

INCOME TAXES                                                     800             -                                           800
                                                       -------------       ------------                            -------------
NET INCOME (LOSS)                                      $  (2,288,301)      $      3,030                            $  (2,285,271)
                                                       =============       ============                            =============

NET INCOME (LOSS) PER SHARE                            $        (.61)                                              $        (.52)
                                                       =============                                               =============
WEIGHTED AVERAGE SHARE OUTSTANDING                         3,754,835                                                   4,354,835
                                                       =============                                               =============

                   LIFEQUEST MEDICAL, INC., AND SUBSIDIARIES

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                                  (Unaudited)



                                                                                                                      Pro Forma
                                                           LifeQuest                                                 Statement of
                                                           Medical,             Klein                                Operations,
                                                           Inc., and          Medical,            Pro Forma         September 30,
                                                         Subsidiaries           Inc.             Adjustments           1996
                                                       -------------       ------------       ----------------     -------------
REVENUES:
   Sales, net of discounts                             $     662,193       $  2,229,277                            $   2,891,470
                                                       -------------       ------------                            -------------
              Total revenues                                 662,193          2,229,277                                2,891,470
                                                       -------------       ------------                            -------------

COSTS AND EXPENSES:
   Cost of sales                                             393,355          1,776,669                                2,170,024
   Research and development                                  278,752             -                                       278,752
   Selling, general and administrative                     1,197,543            307,603                                1,505,146
   Interest                                                   40,863              1,205                                   42,068
   Depreciation                                               78,929             21,000                                   99,929
                                                       -------------       ------------                            -------------


              Total costs and expenses                     1,989,442          2,106,477                                4,095,919
                                                       -------------       ------------                            -------------

NET INCOME (LOSS) BEFORE MINORITY INTEREST,
   OTHER INCOME AND INCOME TAXES
                                                          (1,327,249)           122,800                               (1,204,449)

OTHER INCOME                                                 169,808             -                                       169,808

MERGER AND ACQUISITION COSTS                                (115,375)            -                                      (115,375)

MINORITY INTEREST IN NET LOSS OF CONSOLIDATED
   SUBSIDIARY                                                 15,916             -                                        15,916
                                                       -------------       ------------                            -------------

NET INCOME (LOSS) BEFORE INCOME TAXES
                                                          (1,256,900)           122,800                               (1,134,100)

INCOME TAXES                                                  -                  -                                        -
                                                       -------------       ------------                            -------------

NET INCOME (LOSS)                                      $  (1,256,900)      $    122,800                            $  (1,134,100)
                                                       =============       ============                            =============

NET INCOME (LOSS) PER SHARE BEFORE
   EXTRAORDINARY ITEM                                  $        (.33)                                              $        (.26)
                                                       =============                                               =============
WEIGHTED AVERAGE SHARE OUTSTANDING                         3,786,140                                                   4,386,140
                                                       =============                                               =============

                   LIFEQUEST MEDICAL, INC., AND SUBSIDIARIES

               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

                               DECEMBER 31, 1995

                                  (Unaudited)



PRO FORMA BALANCE SHEET AND STATEMENT
   OF OPERATIONS ADJUSTMENTS:
-------------------------------------

(a) This adjustment reflects the combining of the separate entities' stockholders' equities. Upon completion of the merger, the 1,000 shares of Klein Medical, Inc., stock were canceled and 600,000 shares of LifeQuest Medical, Inc., stock were issued.

                                   SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.


                                 LIFEQUEST MEDICAL, INC.




                                 By /s/ Randall K. Boatright
                                    -------------------------------------------
                                    Randall K. Boatright
                                    Vice President and Chief Financial Officer
                                    (Principal Accounting Officer)



DATE:  February 6, 1997